Exhibit 99.1

SAVOY BANK

VOTE

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MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote by authorizing a proxy to do so for you online or by phone instead of mailing this card.

Online
Go to www.investorvote.com/AVOY or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/AVOY

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

2021 Special Meeting Proxy Card

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IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommend a vote FOR Proposals 1 and 2.

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	For	Against	Abstain
1. To approve the Agreement and Plan of Merger (the "Agreement") by and among Savoy Bank, Hanover Bancorp, Inc., and Hanover Community Bank and the mergers described therein (the "Mergers").	☐	☐	☐
2. To approve one or more adjournments of the special meeting to solicit additional proxies if there are not sufficient votes to approve the Agreement and the Mergers.	☐	☐	☐

3. In their discretion, any other business that may come before the meeting.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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The 2021 Special Meeting of Shareholders of Savoy Bank will be held on ________________ at _________ Eastern Time, virtually via the internet at meetingcenter.io/________________.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — __________________.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q

REVOCABLE PROXY - SAVOY BANK

Notice of 2021 Special Meeting of Shareholders

Proxy Solicited by Board of Directors for Special Meeting — ________________________

The undersigned hereby appoints __________________ to vote all of the shares of Savoy Bank (the "Bank") standing in the undersigned's name at the Special Meeting of Shareholders of the Bank, to be held by live webcast at ______ on ________________ and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

We are holding our Special Meeting via webcast to help ensure the health and safety of our shareholders, employees and directors, and to comply with guidance from the Federal and New York state governments regarding the impact of COVID-19. Because the Special Meeting is virtual and being held via live webcast, shareholders will not be able to attend the Special Meeting in person but may participate by joining the live webcast. Please go to http://www.meetingcenter.io/ to participate in the Special Meeting. Any shareholder may participate and listen live to the webcast of the Special Meeting over the Internet at such site by using the control number located on the reverse side of this form, using the following password: ______________.

Shares represented by this proxy will be voted as indicted above by the shareholder. If no such directions are indicated, the Proxy will vote FOR items 1 and 2.

In their discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

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